Exhibit 15.15

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	17,21,23,27,32	₩	4,150,572	8,585,634
Short-term financial instruments	21,27		423,524	419,391
Accounts receivable — trade, net	16,21,27		9,210,441	6,754,011
- Related parties	32		1,983,270	1,017,018
- Non-related parties			7,227,171	5,736,993
Short-term loans, net	21,24,27		787,400	859,900
- Related parties	32		662,400	149,900
- Non-related parties			125,000	710,000
Accounts receivable — other, net	16,21,27		130,482	351,166
- Related parties	32		125,687	51,619
- Non-related parties			4,795	299,547
Value added tax receivables			-	200,407
Other current assets	14		664,632	719,193
Other current financial assets	21,27		40,000	203,266
Contract assets	7		-	73,463
Current tax assets	13		347,480	-
Inventories, net	15		818,324	424,560
Total current assets			16,572,855	18,590,991
Long-term financial instruments	21,27		322,538	307,729
Long-term investment securities	21,27		730,391	640,739
Property, plant and equipment including right-of-use assets	19,29		12,049,988	14,867,677
Intangible assets other than goodwill	20		4,533,587	4,889,597
Goodwill	20		3,267,730	3,267,730
Investment properties	18		400,999	3,260,795
Other non-current financial assets	21,27		1,803,220	1,390,486
Other non-current non-financial assets	14		1,907,965	2,606,623
Deferred tax assets	13		1,011,013	565,144
Total non-current assets			26,027,431	31,796,520
Total assets		₩	42,600,286	50,387,511

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
Liabilities
Trade and other payables	21,25,27	₩	14,039,752	14,407,610
- Related parties	32		1,357,101	1,297,426
- Non-related parties			12,682,651	13,110,184
Other current financial liabilities	21,27		130,000	-
Other current non-financial liabilities			1,443,694	870,830
Short-term borrowings	21,24,27		3,764,000	3,330,000
- Related parties	32		864,000	830,000
- Non-related parties			2,900,000	2,500,000
Current portion of long-term borrowings, net	21,24,27		2,108,956	24,960
- Related parties	32		2,090,236	-
- Non-related parties			18,720	24,960
Current lease liabilities	24,29		1,786,577	1,630,482
Current tax liabilities	13		108,961	845,547
Total current liabilities			23,381,940	21,109,429
Trade and other non-current payables	21,25,27		21,694	335,871
Long-term borrowings, excluding current portion, net	21,24,27		-	2,008,041
- Related parties	32		-	1,989,321
- Non-related parties			-	18,720
Other non-current financial liabilities	21		150,000	200,000
Other non-current non-financial liabilities			-	109,764
Defined benefit liabilities	12		559,270	706,102
Other non-current provisions	26		609,951	674,148
Non-current lease liabilities	24,29		9,302,661	12,878,027
Deferred tax liabilities	13		399,158	676,406
Total non-current liabilities			11,042,733	17,588,359
Total liabilities		₩	34,424,673	38,697,788
Equity
Share capital	22	₩	500,000	500,000
Other reserves	22		(27,693,046)	(27,722,641)
Retained earnings			35,959,433	38,500,808
Equity attributable to owners of the Parent Company			8,766,387	11,278,167
Non-controlling interest	28		(590,774)	411,556
Total equity			8,175,613	11,689,723
Total liabilities and equity		₩	42,600,286	50,387,511

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME(LOSS)

For the Years Ended December 31, 2024, 2023 and 2022

	Note		2024	2023	2022
			(In thousands of Korean won)
Revenues
Content revenue	6,7	₩	28,379,904	49,771,824	151,858,729
- Related parties	32		8,785,673	11,184,157	4,167,544
- Non-related parties			19,594,231	38,587,667	147,691,185
F&B revenue	6,7		13,697,884	16,984,621	16,469,551
- Related parties	32		70,477	15,303	8,529
- Non-related parties			13,627,407	16,969,318	16,461,022
Other revenue	6,7		932,542	724,711	694,108
Total revenues			43,010,330	67,481,156	169,022,388
Cost of revenues	8		(41,911,949)	(60,837,065)	(150,752,230)
Gross profit			1,098,381	6,644,091	18,270,158
Selling, general and administrative expenses	8		(3,984,317)	(4,598,226)	(5,146,556)
Other income	8		1,022,129	1,487,080	84,462
Other expenses	8		(1,643,085)	(35,547)	(46,157)
Operating profit (loss)			(3,506,892)	3,497,398	13,161,907
Finance income	9,21		576,570	1,743,941	1,221,147
- Related parties	32		125,779	831,200	215,988
- Non-related parties			450,791	912,741	1,005,159
Finance costs	9,21,24,30		(1,381,523)	(1,688,210)	(1,811,321)
- Related parties	32		(242,559)	(176,597)	-
- Non-related parties			(1,138,964)	(1,511,612)	(1,811,321)
Profit (Loss) before income tax			(4,311,845)	3,553,129	12,571,733
Income tax benefit (expense)	13		753,650	(760,779)	(2,687,108)
Profit (Loss) for the year		₩	(3,558,195)	2,792,350	9,884,625
Other comprehensive income
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	12,22		44,085	109,558	143,829
Total comprehensive income (loss) for the year		₩	(3,514,110)	2,901,908	10,028,454
Profit (loss) attributable to:
Owners of the Parent Company			(2,541,375)	3,137,186	10,189,718
Non-controlling interest	28		(1,016,820)	(344,836)	(305,093)
Total comprehensive income (loss) attributable to:
Owners of the Parent Company			(2,511,780)	3,210,734	10,286,272
Non-controlling interest	28		(1,002,330)	(308,826)	(257,818)
Earnings (Loss) per share (in Korean won)
Basic earnings (loss) per share	10	₩	(30,105)	35,683	101,897
Diluted earnings (loss) per share	10		(30,105)	35,683	101,897

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024, 2023 and 2022

			Attributable to owners of the Parent Company				Non-
	Note		Share capital	Other reserves	Retained earnings	Total	controlling interest	Total equity
			(In thousands of Korean won)
Balance at January 1, 2022		₩	500,000	(988,645)	25,173,904	24,685,259	1,273,314	25,958,573
Total comprehensive income (loss) for the year
Profit (loss) for the year			-	-	10,189,718	10,189,718	(305,093)	9,884,625
Remeasurement of defined benefit liabilities			-	96,554	-	96,554	47,275	143,829
Total comprehensive income (loss) for the year			-	96,554	10,189,718	10,286,272	(257,818)	10,028,454
Transaction with owners, recognized directly in equity
Additional acquisition of non-controlling interest in subsidiary			-	(1,004,886)	-	(1,004,886)	(295,114)	(1,300,000)
De-recognition of the obligation to purchase the Group’s own equity instruments			-	1,229,050	-	1,229,050	-	1,229,050
Balance at December 31, 2022		₩	500,000	(667,927)	35,363,622	35,195,695	720,382	35,916,077
Balance at January 1, 2023		₩	500,000	(667,927)	35,363,622	35,195,695	720,382	35,916,077
Total comprehensive income (loss) for the year
Profit (loss) for the year			-	-	3,137,186	3,137,186	(344,836)	2,792,350
Remeasurement of defined benefit liabilities	12		-	73,548	-	73,548	36,010	109,558
Total comprehensive income (loss) for the year			-	73,548	3,137,186	3,210,734	(308,826)	2,901,908
Transaction with owners, recognized directly in equity
Acquisition of Treasury shares	31		-	(27,128,262)	-	(27,128,262)	-	(27,128,262)
Balance at December 31, 2023		₩	500,000	(27,722,641)	38,500,808	11,278,167	411,556	11,689,723
Balance at January 1, 2024		₩	500,000	(27,722,641)	38,500,808	11,278,167	411,556	11,689,723
Total comprehensive income (loss) for the year
Loss for the year			-	-	(2,541,375)	(2,541,375)	(1,016,820)	(3,558,195)
Remeasurement of defined benefit liabilities	12		-	29,595	-	29,595	14,490	44,085
Total comprehensive income (loss) for the year			-	29,595	(2,541,375)	(2,511,780)	(1,002,330)	(3,514,110)
Balance at December 31, 2024		₩	500,000	(27,693,046)	35,959,433	8,766,387	(590,774)	8,175,613

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024, 2023 and 2022

	Note		2024	2023	2022
			(In thousands of Korean won)
Cash flows from operating activities	31
Net income		₩	(3,558,195)	2,792,350	9,884,625
Adjustments to reconcile net income to net cash provided by (used in) operating activities	31		2,368,242	(6,881,338)	19,396,280
Interest received			38,436	70,995	72,808
Interest paid			(999,198)	(1,184,042)	(800,423)
Income taxes paid			(707,915)	(3,176,978)	(2,369,065)
Dividend received			1,463	1,463	700
Net cash inflow(outflow) from operating activities			(2,857,167)	(8,377,550)	26,184,925
Cash flows from investing activities
Payments for short-term loans			(2,079,000)	(3,840,576)	(3,773,050)
- Related parties	32		(1,834,000)	(3,690,576)	(520,050)
- Non-related parties			(245,000)	(150,000)	(3,253,000)
Proceeds from short-term loans			1,779,500	320,000	2,700,000
- Related parties	32		1,279,500	310,000	-
- Non-related parties			500,000	10,000	2,700,000
Payments for long-term loans			-	(1,000,000)	(700,000)
- Related parties	32		-	(1,000,000)	(700,000)
- Non-related parties			-	-	-
Payments for other financial assets			(178,068)	(610,093)	(5,543,599)
Collection of other financial assets			334,987	4,135,728	3,956,661
Collection of long-term financial instruments			-	-	63,138
Purchase of long-term investment securities			-	-	(443,164)
Proceeds from disposal of property and equipment			53,277	4,293	-
Purchase of property and equipment			(273,220)	(949,583)	(3,166,783)
Purchase of intangible assets			-	-	(113,900)
Proceeds from lease incentives			1,486	150,150	1,980,492
Net cash outflow from investing activities			(361,038)	(1,790,081)	(5,040,205)
Cash flows from financing activities	31
Proceeds from short-term borrowings			870,000	130,000	-
- Related parties	32		470,000	130,000	-
- Non-related parties			400,000	-	-
Repayment of short-term borrowings			(394,000)	-	-
- Related parties	32		(394,000)	-	-
- Non-related parties			-	-	-
Repayment of current portion of long-term borrowings			(24,960)	(24,960)	(24,960)
Acquisition of Treasury shares			(75,000)	(10,677,100)	-
Transaction with non-controlling interests			-	-	(650,000)
Repayment of lease liabilities			(1,663,415)	(1,617,756)	(1,088,224)
Net cash outflow for financing activities			(1,287,375)	(12,189,816)	(1,763,184)
Effect of exchange rate changes on cash and cash equivalents			70,518	361,525	96,536
Net increase(decrease) in cash and cash equivalents			(4,505,580)	(22,357,447)	19,381,536
Cash and cash equivalents at beginning of the year	17		8,585,634	30,581,556	11,103,484
Cash and cash equivalents at end of the year	17	₩	4,150,572	8,585,634	30,581,556

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

1. Reporting entity

The Parent Company

Play Company Co., Ltd. (“the Parent Company”) was incorporated in June 2012 and the Parent Company's registered office is at Business Tower 20F, 396 World Cup buk-ro, Mapo-gu, Seoul, Korea. These consolidated financial statements comprise the Parent Company and its subsidiary (together referred to as the “Group”). The Group generates revenue primarily through the sale of the Group's entertainment content and services, and food and beverage products as well as through the licensing of the Group's intellectual property in food and beverage business. The Parent company primarily engages in the provision of goods to its customers by offering made-to-order services to plan the projects, design merchandise, and deliver customized products to its customers, utilizing the intellectual property associated with K-pop artists. Play F&B Co., Ltd. (the “Subsidiary”) operates a retail bakery-cafe business and franchising business under the concept names ‘Our Bakery’. As of December 31, 2024, retail operations consist of 13 Company-owned bakery-cafes and 19 franchise-operated bakery-cafes located in South Korea and China.

The Parent Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares (in shares)	Percentage of ownership (%)	Number of shares (in shares)	Percentage of ownership (%)
Cho, Hyeong Seok	83,418	83.4%	83,418	83.4%
K Enter Holdings	1,000	1.0%	-	-
Solaire Partners LLC.	-	-	1,000	1.0%
Subtotal (outstanding)	84,418	84.4%	84,418	84.4%
Plus: Treasury shares	15,582	15.6%	15,582	15.6%
Total (issued)	100,000	100.0%	100,000	100.0%

Consolidated Subsidiary

Details of the consolidated subsidiary as of December 31, 2024 and 2023 are as follows:

		Percentage of ownership (%)
Subsidiary	Location	December 31, 2024	December 31, 2023	January 1, 2023	Fiscal year end	Main business
Play F&B	Korea	67.1	67.1	67.1	December	Sale of food and beverages

Condensed financial information of subsidiary

Condensed financial information of subsidiary as of and for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024
	(In thousands of Korean Won)
Subsidiary	Total assets (*)	Total liabilities (*)	Revenues (*)	Profit for the period (*)
Play F&B	13,174,076	18,990,058	14,630,426	(3,101,420)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

	December 31, 2023
	(In thousands of Korean Won)
Subsidiary	Total assets (*)	Total liabilities (*)	Revenues (*)	Profit for the period (*)
Play F&B	18,958,244	21,716,891	17,709,332	(1,140,267)

(*) The condensed financial information was prepared based on amounts before eliminating intergroup transactions.

2. Basis of Accounting

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These consolidated financial statements were authorized for issuance by the Board of directors on May 14, 2025.

Details of the Group’s accounting policies, including changes thereto, are included in Note 5.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Defined benefit liabilities	Present value
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value

3. Functional and presentation currency

These consolidated financial statements are presented in Korean Won, which the Group’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

Note 29(A): lease term: whether the Group is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

• Note 20(C): goodwill impairment: The Group estimates the recoverable amount of an individual asset, and if it is impossible to measure the individual recoverable amount of an asset, the Group estimates the recoverable amount of cash-generating unit (“CGU”). The value in use is estimated by applying a weighted average cost of capital that reflects current market assessments of the time value of money and the risks specific to the asset or CGU for which estimated future cash flows have not been adjusted, to the estimated future cash flows expected to be generated by the asset or CGU.

i.	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Group recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 11(B): share-based payment arrangements;

●	Note 27(B): financial instruments.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

5. Material accounting policies

The material accounting policies followed by the Group in preparation of its consolidated financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Group

The Group has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Group

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Group.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Group does not expect that these amendments have a significant impact on the Group’s financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Group does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;
-	IFRS 7 Financial instruments: Disclosures;
-	IFRS 9 Financial instruments;
-	IFRS 10 Consolidated financial instruments; and
-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Group is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Group to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group does not expect that these amendments have a significant impact on the financial statements.

Basis of consolidation

i.	Business combinations

The Group accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to the Group. In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment. Any gain on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent event changes in the fair value of the contingent consideration are recognized in profit or loss.

If share-based payment awards are required to be exchanged for awards held by the acquiree's employees (acquiree's awards), then all or a portion of the amount of the acquirer's replacement awards is included in measuring the consideration transferred in the business combination. This determination is based on the market-based measure of the replacement awards compared with the market-based measure of the acquiree's awards and the extent to which the replacement awards relate to pre- combination service.

ii.	Subsidiary

Subsidiary is an entity controlled by the Group. The Group 'controls' an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiary are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

iii.	Non-controlling interests

Non-controlling interests are measured initially at their proportionate share of the acquiree's identifiable net assets at the date of acquisition.

Changes in the Group's interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

iv.	Loss of control

When the Group loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognized in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

v.	Interests in equity- accounted investees

The Group's interests in equity- accounted investees comprise interests in associates and a joint venture. Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies. A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interests in associates and the joint venture are accounted for using the equity method. They are initially recognized at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group's share of the profit or loss and other comprehensive income (“OCI”) of equity- accounted investees, until the date on which significant influence or joint control ceases.

vi.	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses (except for foreign currency transaction gains or losses) arising from intra- group transactions, are eliminated. Unrealized gains arising from transactions with equity- accounted investees are eliminated against the investment to the extent of the Group's interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Foreign currency

i.	Foreign currency transactions

Transactions in foreign currencies are translated into the respective functional currencies of Group companies at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non- monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance costs. Translation differences on Non-monetary assets and liabilities carried at fair value are reported as part of the fair value gain or loss.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

●	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

●	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

●	qualifying cash flow hedges to the extent that the hedges are effective.

D.	Revenue from contracts with customers

The Group generates revenue primarily through the sale of the Group's entertainment content and services, and food and beverage products as well as through the licensing of the Group's intellectual property in food and beverage business.

The Group determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Content revenue

Content revenues consist of sales of the physical and digital content consumer products and merchandises. The Group recognizes revenues from the sale of consumer products and merchandises after both (1) control of the products has been transferred to customers and (2) the underlying performance obligations have been satisfied.

Content revenues are recognized after deducting the estimated allowance for returns, which are accounted for as variable consideration when estimating the amount of revenue to recognize. Returns are estimated at contract inception and updated at the end of each reporting period as additional information becomes available.

Food and beverages revenue

Food and beverages revenues consist of sales of the consumer products including food and beverages. The Group recognizes revenues from the sale of consumer products after both (1) control of the products has been transferred to customers and (2) the underlying performance obligations have been satisfied.

Food and beverages revenues are recognized after deducting the estimated allowance for returns, which are accounted for as variable consideration when estimating the amount of revenue to recognize.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Other revenues

Under franchise agreements, the Group’s performance obligation is to provide a license to use Our Bakery’s trademarks and other intellectual property. Franchise royalties and fees are typically charged as a percentage of food and beverage revenues and are treated as variable consideration, recognized as the underlying food and beverage revenues occur.

Franchise agreements also contain a promise to provide training support and recipe teaching services to franchise-operated stores. A monthly franchise loyalty fee, based on gross food and beverage revenues, is charged, and recognized over time as these services are delivered.

E.	Operating segments

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Group’s operating segments have been determined to be each business unit, for which the Group generates separately identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Group has two reportable segments as described in Note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

F.	Employee benefits

i.	Short- term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Group during an accounting period, the Group recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

ii.	Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant-date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

The fair value of the amount payable to employees in respect of share-based payment arrangements, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities, over the period during which the employees become unconditionally entitled to payment. The liability is remeasured at each reporting date and at settlement date based on the fair value of the share-based payment arrangements. Any changes in the liability are recognized in profit or loss.

The fair value of the share-based payment arrangements with cash alternatives granted to employees, which is sum of the fair values of the equity component and liabilities component, is recognized as an expense, with a corresponding increase in equity and liabilities, over the vesting period of the awards. The liability is remeasured at each reporting date and at settlement date based on the fair value of the share-based payment arrangements. Any changes in the liability are recognized in profit or loss.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

iii.	Defined contribution plans

Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

iv.	Defined benefit plans

The Group’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset) , taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Group recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

G.	Finance income and finance costs

The Group’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

H.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The Group has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiary, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiary in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Group has not rebutted this presumption.

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

I.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

J.	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out allocation method, and includes expenditures incurred in acquiring the inventories, production or conversion cost and other costs incurred in bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated selling expenses.

The Group makes adjustments to reduce the cost of inventory to its net realizable value, for estimated excess, obsolescence or impaired balances.

K.	Investment property

Property held by a lessee as a right-of-use asset to earn rentals or for capital appreciation or both is classified as investment property. Investment properties held by a lessee as a right-of-use assets are initially measured at its cost in accordance with IFRS 16. The Company remeasures the investment property held by a lessee as a right-of-use asset if necessary, in accordance with IFRS 16.

Among investment properties, land is not depreciated, and investment properties except land are depreciated on a straight-line basis according to the economic depreciation period. Depreciation methods, useful lives and residual values of investment properties are reviewed at each reporting period-end and if appropriate, the changes are accounted for as changes in accounting estimates.

L.	Property, plant and equipment

i.	Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Machinery	5 ~ 8 years
Vehicles	5 years
Office equipment	5 ~ 8 years
Furniture and fixtures	5 ~ 8 years
Right-of-use assets	2 ~ 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

M.	Intangible assets and goodwill

i.	Recognition and measurement

Goodwill: Goodwill arising on the acquisition of subsidiary is measured at cost less accumulated impairment losses.

Other intangible assets: Other intangible assets, including trademarks that are acquired by the Group and have finite useful lives are measured at cost less accumulated amortization and any accumulated impairment losses.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

iii.	Amortization

Amortization is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Software	5 years
Other Intangible assets	20 years
Goodwill	Indefinite

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

N.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost;

●	FVOCI - debt investment;

●	FVOCI - equity investment;

●	or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Group’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e. g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Group derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Group first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Group applied the policies on accounting for modifications to the additional changes.

O.	Impairment

i.	Non- derivative financial assets

Financial instruments and contract assets

The Group recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost;

●	debt investments measured at FVOCI; and

●	contract assets.

The Group also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Group measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience and informed credit assessment, that includes forward-looking information.

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

The Group considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realising security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost and debt securities at FVOCI are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

For debt securities at FVOCI, the loss allowance is charged to profit or loss and is recognized in OCI.

Write-off

The gross carrying amount of a financial asset is written off when the Group has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Group has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Group individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Group expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. The Group recognizes the impairment loss if there is any indication of impairment of individual CGU. And then, the Group performed impairment test of goodwill for groups of CGUs.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

P.	Provisions

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as finance cost.

Building restoration: In accordance with the Group’s policy and applicable legal requirements, a provision for restoration in respect of leased buildings, and the related expense, is recognized when the lease term is commenced.

Q.	Leases

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Group has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Group applies the following approach to all of its leases.

The Group measures that lease liability at the present value of the remaining lease payments, discounted using the lessee's incremental borrowing rate at the date of transition to IFRSs.

The Group measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee's incremental borrowing rate at the date of transition to IFRSs.

The Group uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ii.	As a lessor

At inception or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

When the Group acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Group is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Group applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Group applies IFRS 15 to allocate the consideration in the contract.

The Group applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease. The Group further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The Group recognizes lease payments received under operating leases as income on a straight-line basis over the lease term as part of ‘other income’.

R.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i. e. the fair value of the consideration given or received. If the Group determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognised in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

S.	Earnings per Share

Basic earnings per share is calculated by dividing the net profit for the period available to the ordinary shareholders by the weighted-average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by dividing the profit for the year attributable to owners of the parent company from the consolidated statements of profit or loss by the weighted-average number of ordinary shares outstanding and potential dilutive shares. Potential dilutive shares are used in the calculation of dilutive earnings per share only when they have dilutive effects.

T.	Concentration of Credit Risk

The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Group maintains reserves for potential credit losses, which are periodically reviewed.

U.	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of ordinary shares and share options are recognized as a deduction from equity, net of any tax effects.

When the Group repurchases its own shares, the amount of the consideration paid is recognized as a deduction from equity and classified as treasury shares. The gains or losses from the purchase, disposal, reissue, or retirement of treasury shares are directly recognized in equity being as transaction with owners.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

6. Operating segments

A.	Basis for segmentation

The Group’s operating segments have been identified to be each business unit, by which the Group provides different services and merchandise.

The Group assesses the performance of each operating segment based on operating profit, and there is no difference with the amounts reported on the consolidated statement of profit or loss, except for intergroup transactions.

The following summary describes the operations of each reportable segment.

Operating segments	Operations
Content	Sale and distribution of content consumer products and providing production services
Food and beverages	Sale of food and beverages products and licensing of the intellectual property

The Group’s chief executive officer reviews the internal management reports of each business unit at least quarterly.

B.	Information about reportable segments

Information related to each reportable segment is set out below. Segment operating profit is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

The segment information for the years ended December 31, 2024, 2023 and 2022 is as follows:

		2024
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	28,379,904	14,630,426	43,010,330
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		28,379,904	14,630,426	43,010,330
Depreciation/Amortization		501,513	2,672,170	3,173,683
Segment operating profit(loss)		(969,001)	(2,537,890)	(3,506,891)

		2023
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	49,771,824	17,709,332	67,481,156
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		49,771,824	17,709,332	67,481,156
Depreciation/Amortization		750,031	2,534,001	3,284,032
Segment operating profit(loss)		3,802,307	(304,909)	3,497,398

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	151,858,729	17,163,659	169,022,388
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		151,858,729	17,163,659	169,022,388
Depreciation/Amortization		733,182	1,702,091	2,435,273
Segment operating profit(loss)		13,546,382	(384,475)	13,161,907

C.	Geographic information

Content segment and food and beverages segments are managed on a worldwide basis, but operate manufacturing facilities and sales offices primarily in Seoul, South Korea. The geographic information analyses the Group’s revenue by the customer’s country of domicile. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Group’s operation by region based on the location of customers for the years ended December 31, 2024, 2023 and 2022 is as follows:

		2024	2023	2022
		(In thousands of Korean won)
Korea	₩	39,343,631	54,892,741	93,764,173
USA		13	335,239	9,879,723
Japan		3,516,708	11,948,054	64,996,330
China		141,419	142,303	353,095
Other		8,560	162,819	29,067
Total	₩	43,010,330	67,481,156	169,022,388

Summary of the Group’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	23,963,489	30,282,905

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Major customer

Revenues from major customers that amount to 10% or more of the Group’s revenue for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Customer A (Content segment)
Revenue	₩	8,785,673	11,184,157	4,167,544
%		20.43%	16.57%	2.47%
Customer B (Content segment)
Revenue		2,063,499	11,463,821	62,713,081
%		4.80%	16.99%	37.10%
Customer C (Content segment)
Revenue		926,101	17,859,876	62,174,920
%		2.15%	26.47%	36.79%
Total	₩	11,775,273	40,507,854	129,055,545

7. Revenue

A.	Revenue streams

The Group generates revenue primarily through the sale of the Group's entertainment content and production services, and food and beverage products. Other sources of revenue include the franchise royalty fees from licensing of the Group's intellectual property in food and beverage business.

Revenue from contracts with customers for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Revenue from contracts with customers	₩	43,010,330	67,481,156	169,022,388

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Group’s reportable segments (see Note 6).

Revenue from contracts with customers based on the service contract type and the timing of satisfaction of performance obligations for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Major products/service lines
Content goods and merchandises
Video Project & Merchandise Items	₩	23,536,076	47,511,123	150,972,943
Others		4,843,828	2,260,701	885,786
Subtotal	₩	28,379,904	49,771,824	151,858,729
F&B
Food and beverages	₩	13,697,884	17,067,663	16,469,551
Franchise royalties and fees		932,542	641,669	694,108
Subtotal	₩	14,630,426	17,709,332	17,163,659
Total	₩	43,010,330	67,481,156	169,022,388
Timing of revenue recognition
At a point in time	₩	42,453,366	66,925,610	168,328,280
Over time		556,964	555,546	694,108
Total	₩	43,010,330	67,481,156	169,022,388

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Contract balance

The balance of contract assets from contracts with customers as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Contract assets	₩	-	73,463

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won
Gains on disposal of Property, Plant & Equipment	₩	6,100	928	-
Gains on disposal of right-of-use assets		131,193	1,042,833	-
Rental income		808,123	283,983	-
Miscellaneous income		76,713	159,336	84,462
Total	₩	1,022,129	1,487,080	84,462

B.	Other expenses

Details of other expenses for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Other bad debt expenses	₩	347,419	-	8,000
Losses on disposal of Property, Plant & Equipment		329,882	31,975	-
Impairment losses on Property, Plant & Equipment		964,626	2,246	15,583
Securities purchase expenses		-	-	188
Miscellaneous expenses		1,158	1,326	22,386
Total	₩	1,643,085	35,547	46,157

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Changes in inventories	₩	(393,764)	2,931,297	(1,555,535)
Raw materials and consumables		5,029,668	4,989,957	4,322,808
Employee benefits		9,549,202	11,777,876	11,483,075
Depreciation		2,817,673	2,921,232	2,082,277
Amortization of intangible assets		356,010	362,800	352,996
Commission paid		13,430,421	21,501,616	84,065,732
Outsourcing fee		11,421,682	16,071,848	48,710,311
Copyright fee		714,124	1,348,620	2,365,794
Rent		484,204	856,282	792,174
Supplies		234,611	307,350	470,966
Water and fuel expenses		487,384	633,874	444,240
Transportation		347,864	369,182	429,703
Bad debt expenses		297,162	171,560	696,977
Building Maintenance		110,866	96,425	201,353
Other expenses		1,009,159	1,095,372	1,035,915
Total		45,896,266	65,435,291	155,898,786

Total expenses consist of cost of sales and selling, general and administrative expenses.

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Finance income
Interest income	₩	287,285	406,933	520,526
Dividend income		1,463	1,462	700
Realized gains on foreign currency transaction		43,037	199,697	529,995
Unrealized gains on foreign currency transaction		88,458	376,295	154,896
Gains on valuation of short-term financial instruments		33	55	-
Gains on valuation of long-term financial instruments		6,368	7,241	6,514
Gains on disposal of long-term investment securities		-	-	5,878
Gains on valuation of long-term investment securities		149,926	116,900	2,638
Gains on disposal of short-term loans		-	12,819	-
Gains on disposal of long-term loans		-	622,539	-
Total	₩	576,570	1,743,941	1,221,147
Finance costs
Interest expenses	₩	1,257,378	1,385,142	810,047
Realized losses on foreign currency transaction		57,308	255,886	723,307
Unrealized losses on foreign currency transaction		6,447	26,064	149,586
Losses on valuation of short-term financial instruments		-	6	421
Losses on valuation of long-term financial instruments		115	8,717	5,263
Losses on disposal of long-term investment securities		-	-	4,090
Losses on valuation of long-term investment securities		60,275	12,395	118,607
Total	₩	1,381,523	1,688,210	1,811,321

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

10. Earnings per share

A.	Basic earnings per share

The calculation of basic EPS has been based on the following profit attributable to ordinary shareholders and weighted-average number of ordinary shares outstanding.

i.	Profit attributable to ordinary shareholders (basic)

		2024	2023	2022
		(In thousands of Korean Won)
Profit for the year, attribute to the owners of Parent Company	₩	(2,541,375)	3,137,186	10,189,718
Dividends on non-redeemable preference shares		-	-	-
Profit attributable to ordinary shareholders	₩	(2,541,375)	3,137,186	10,189,718

ii.	Weighted-average number of ordinary shares (basic)

	2024	2023	2022
	(In number of shares)
Number of ordinary shares issued at January 1	100,000	100,000	100,000
Effect of treasury shares held	(15,582)	(12,081)	-
Weighted-average number of ordinary shares at December 31	84,418	87,919	100,000

B.	Anti-diluted earnings per share

Diluted earnings per share is not different from basic earnings per share as there is no dilution effects of potential ordinary shares for the years ended December 31, 2024, 2023 and 2022.

C.	Earnings per share

		2024	2023	2022
		(In Korean Won)
Basic earnings per share	₩	(30,105)	35,683	101,897

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

11. Share-based payment arrangements

A.	Description of share-based payment arrangements

As of December 31, 2024, the Group had the following share-based payment arrangements.

i.	Share option plan (cash-settled)

On June 30, 2021, the Subsidiary granted 400 share options entitling employees to a cash payment after satisfying 2 vesting conditions below. The amount of the cash payment is determined based on the difference between the share price of the Group at the time of exercise and exercise price.

The key terms and conditions related to the grants under these plans are as follows:

Grant date /employees entitled	Number of instrumentts	Vesting conditions	Contractual life of options	Type	Underlying assets
Options granted to employees
As of June 30, 2021	400	2 years' service from grant date and the Play F&B’s annual average Adjusted EBITDA (*1) equals or exceeds Korean Won 1,375,000 thousand at the date of exercise	7 years	Cash-settled	Play F&B’s ordinary shares

(*1) Adjusted EBITDA = Operating Income +Depreciation of PP&E +Amortization of Intangible Assets +Advertising & marketing expenses

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Measurement of fair values

i.	Cash-settled share-based payment arrangement

The fair value of the employee share options has been measured using a binomial model.

The inputs used in the measurement of the fair values at grant date and measurement date of the cash-settled share-based payment arrangement are as follows:

Share appreciation rights (cash-settled)		December 31, 2024	December 31, 2023
		(In Korean Won)
Fair value of option	₩	54,230	504,547
Share price		643,735	1,247,333
Exercise price	₩	1,100,000	1,100,000
Risk- free interest rate (based on government bonds)		2.71%	3.15%
Volatility(*)		30.00%	37.49%

(*) Volatility has been based on an evaluation of the historical volatility of other companies’ share price, which are listed in KOSDAQ, particularly over the historical period commensurate with prior one year.

C.	Reconciliation of outstanding share options

The number and exercise prices of share options under the share option plan for the years ended December 31, 2024, 2023 and 2022 are as follows.

	2024			2023			2022
Share option plan (cash-settled)	Number of options	Exercise price		Number of options	Exercise price		Number of options	Exercise price
	(In Korean Won and number of options)
Outstanding at January 1	400	₩	1,100,000	400	₩	1,100,000	400	₩	1,100,000
Outstanding at December 31	400		1,100,000	400		1,100,000	400		1,100,000
Exercisable at December 31	-	₩	-	-	₩	-	-	₩	-

	2022
Share option plan (Either of equity-settled or cash-settled)	Number of options	Exercise price
	(In Korean Won and number of options)
Outstanding at January 1	3,000	₩	560,000
Cancelled during the year	(3,000)		(560,000)
Outstanding at December 31	-		-
Exercisable at December 31	-	₩	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Details of the liabilities arising from the share option plan (cash-settled) are as follows.

		2024	2023	2022
		(In thousands of Korean won)
Total carrying amount of liabilities for share-based payment	₩	21,692	201,819	227,577
Total intrinsic value of liabilities for vested benefits		-	58,933	115,306

12. Employee benefits

Details of defined benefit liability recognized as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Defined benefit liability	₩	559,271	706,102

The Group operates both the defined benefit plans and defined contribution plans as a retirement pension scheme. Defined benefit plans expose the Group to actuarial risks, such as longevity risk, currency risk, interest rate risk and market (investment) risk.

The expense recognized in relation to defined contribution plan for the year ended December 31, 2024, 2023 and 2022 is Korean Won 295,080 thousand, 435,139 thousand and 339,901 thousand, respectively.

A.	Movement in net defined benefit (asset) liability

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components for the years ended December 31, 2024, 2023 and 2022 is as follows:

		Defined benefit obligation			Fair value of plan assets			Net defined benefit liabilities
		2024	2023	2022	2024	2023	2022	2024	2023	2022
		(In thousands of Korean won)
Balance at 1 January	₩	706,102	928,148	796,366	-	-	-	706,102	928,148	796,366
Included in profit or loss
Current service cost		375,158	514,505	550,108	-	-	-	375,158	514,505	550,108
Interest expense		19,015	31,375	19,095	-	-	-	19,015	31,375	19,095
Subtotal		394,173	545,880	569,203	-	-	-	394,173	545,880	569,203
Included in OCI
Remeasurement loss(gain)
Demographic assumption		(4,954)	-	-	-	-	-	(4,954)	-	-
Financial assumption		41,683	49,584	(201,015)	-	-	-	41,683	49,584	(201,015)
Adjustment based on experience		(80,813)	(159,142)	57,186	-	-	-	(80,813)	(159,142)	57,186
Subtotal		(44,084)	(109,558)	(143,829)	-	-	-	(44,084)	(109,558)	(143,829)
Other
Benefits paid		(496,920)	(658,368)	(293,592)	-	-	-	(496,920)	(658,368)	(293,592)
Subtotal		(496,920)	(658,368)	(293,592)	-	-	-	(496,920)	(658,368)	(293,592)
Balance at 31 December	₩	559,271	706,102	928,148	-	-	-	559,271	706,102	928,148

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Plan assets

There are no contributions funded to its defined benefit plans as of December 31, 2024 and 2023.

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024, 2023 and 2022 are as follows:

	2024	2023	2022
Discount rate	4.2%	4.9%	5.6%
Future salary growth	5.5%~8.4%	6.1%~8.2%	6.1%~8.2%

Assumptions regarding future longevity and standard salary scale have been based on issued by Korea Insurance Development Institute.

As of December 31, 2024, the weighted average duration of the defined benefit obligation was 10.9 years.

ii.	Sensitivity analysis

The Group measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management's assessment of the risk of actuarial assumption fluctuation that can reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Group’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

		December 31, 2024		December 31, 2023
		Increased by 1%	Decreased by 1%	Increased by 1%	Decreased by 1%
		(In thousands of Korean won)
Discount rate	₩	(55,066)	66,463	(68,906)	83,674
Future salary growth		66,204	(55,864)	83,967	(70,331)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Wages and salaries	₩	8,056,765	9,641,567	9,321,946
Expenses related to post-employment plans		689,253	981,019	909,103
Social security contributions		398,066	582,545	476,938
Fringe benefit		585,245	598,503	622,293
Cash-settled Share-based payments		(180,127)	(25,758)	152,795
Total	₩	9,549,202	11,777,876	11,483,075

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Expenses are recognized in the consolidated statements of comprehensive income (loss) as follows:

		2024	2023	2022
		(In thousands of Korean won)
Cost of revenues	₩	7,280,355	9,290,041	8,454,607
Selling, general and administrative expenses		2,268,847	2,487,835	3,028,468
Total	₩	9,549,202	11,777,876	11,483,075

13. Income taxes

A.	Amounts recognized in profit or loss

		2024	2023	2022
		(In thousands of Korean won)
Current tax expense
Current year	₩	233,403	1,319,643	2,827,858
Adjustments recognized related to prior period incomes (*)		(263,935)	(518,699)	539,038
	₩	(30,532)	800,944	3,366,896
Deferred tax expense
Origination and reversal of temporary differences	₩	(723,118)	(40,165)	(679,788)
Deferred taxes charged directly to equity		-	-	-
Tax expense on continuing operations	₩	(753,650)	760,779	2,687,108

(*) In the normal course of business, the Group and its respective subsidiary are examined by taxation authority. Our management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

We establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the consolidated statements of operations.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Amounts recognized in OCI

		2024			2023			2022
		Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
		(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liability	₩	44,085	-	44,085	109,558	-	109,558	143,829	-	143,829

C.	Reconciliation of effective tax rate

		2024	2023	2022
		(In thousands of Korean won)
Profit before income tax	₩	(4,311,845)	3,553,129	12,571,733
Tax at the statutory income tax rate		(844,871)	720,604	2,743,781
Adjustments:
Tax-exempt income		(408)	(92)	(42)
Expenses not deductible for tax purposes		31,689	37,369	33,114
Tax credits		(84,755)	(124,290)	(348,559)
Changes in unrecognized deferred tax		380,738	(149,470)	81,485
Adjustments recognized related to prior period incomes		(263,935)	121,794	137,205
Other (differences in tax rate, etc)		27,892	154,864	40,124
Income tax expenses	₩	(753,650)	760,779	2,687,108
Effective income tax rate(*)		-	21.4%	21.4%

(*) The effective tax rate is not calculated as the Group incurred a loss before income taxes for the year ended December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Accrued income	₩	(54,469)	38,593	(15,876)
Short-term financial instruments		74,007	17,067	91,074
Inventories		220,559	349,407	569,966
Property, plant and equipment including right-of-use assets		(2,261,920)	209,791	(2,052,129)
Intangible assets other than goodwill		(10,712)	17,710	6,998
Allowance for bad debts		267,801	127,416	395,217
Investments in associate and subsidiary (*)		924,522	281,227	1,205,749
Accrued expenses		-	(5,291)	(5,291)
Lease liabilities		2,988,900	(742,040)	2,246,860
Provisions		192,644	(17,518)	175,126
Investment property		(681,506)	597,697	(83,809)
Defined benefit liabilities		143,140	(25,204)	117,936
Brand		(676,406)	277,249	(399,157)
Other		50,733	6,667	57,400
Total	₩	1,177,293	1,132,771	2,310,064
Loss carried forward	₩	509,696	529,562	1,039,258
Carryover tax credit		4,246,455	(1,128,338)	3,118,117
Unrecognized deferred tax liabilities (assets) (*)		(6,044,706)	189,123	(5,855,583)
Deferred tax assets (liabilities)	₩	(111,262)	723,118	611,856

(*) As of December 31, 2024, the Group did not recognize deferred income tax asset for the temporary difference relating to investments in subsidiary as it is not probable such temporary differences can be utilized in the foreseeable future.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Movement in deferred tax balances as of December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Accrued income	₩	(119,556)	65,087	(54,469)
Short-term financial instruments		79,158	(5,151)	74,007
Inventories		(60,881)	281,440	220,559
Property, plant and equipment including right-of-use assets		(3,600,206)	1,338,286	(2,261,920)
Intangible assets other than goodwill		15,853	(26,565)	(10,712)
Allowance for bad debts		203,306	64,495	267,801
Investments in associate and subsidiary (*)		805,615	118,907	924,522
Accrued expenses		102,454	(102,454)	-
Lease liabilities		3,637,330	(648,430)	2,988,900
Provisions		220,431	(27,787)	192,644
Investment property		-	(681,506)	(681,506)
Defined benefit liabilities		193,983	(50,843)	143,140
Brand		(1,036,943)	360,537	(676,406)
Other		869,670	(818,937)	50,733
Total	₩	1,310,214	(132,921)	1,177,293
Loss carried forward	₩	4,787	504,909	509,696
Carryover tax credit		2,756,092	1,490,363	4,246,455
Unrecognized deferred tax liabilities (assets) (*)		(4,222,519)	(1,822,187)	(6,044,706)
Deferred tax assets (liabilities)	₩	(151,426)	40,164	(111,262)

(*) As of December 31, 2023, the Group did not recognize deferred income tax asset for the temporary difference relating to investments in subsidiary as it is not probable such temporary differences can be utilized in the foreseeable future.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

E.	Deferred assets (liabilities)

i.	Details of unrecognized as deferred income tax assets as of December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Tax loss carryforwards	₩	1,039,258	509,696
Tax credit carryforwards		3,118,117	4,246,455
Unrecognized temporary difference		1,698,208	1,288,555

ii.	Details of unused tax loss carryforwards and unused tax credit carryforwards that are not recognized as deferred income tax assets as of December 31, 2024 are as follows:

Year of expiration		Unused loss carryforwards	Unused tax credit carryforwards
		(In thousands of Korean won)
2025	₩	-	-
2026		-	-
2027		-	-
2028		-	188,128
2029		-	-
2030		-	-
After 2030		4,972,526	2,929,989
Total	₩	4,972,526	3,118,117

iii.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	593,760	510,711
- Deferred tax assets to be recovered within 12 months		978,311	516,316
Sub-total		1,572,071	1,027,027
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(939,073)	(1,126,473)
- Deferred tax liabilities to be recovered within 12 months		(21,142)	(11,816)
Sub-total		(960,215)	(1,138,289)
Deferred tax assets (liabilities), net	₩	611,856	(111,262)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

14. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepayments	₩	3,078	18,423
Prepaid expenses (*)		661,554	700,770
Subtotal		664,632	719,193
Non-Current
Non-current prepaid expenses (*)		1,907,965	2,606,623
Total	₩	2,572,597	3,325,816

(*) On July 2023, the Group granted a retention bonus to 7 employees, as a compensation for being employed for the next 5 years. Prepaid and Non-current prepaid expenses are expensed in a straight-line basis, during the employment period defined in the contract.

15. Inventories

Details of inventories as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Merchandise	₩	2,717,915	1,110,974
Work in process		756,802	391,939
Allowance for Inventories valuation		(2,656,393)	(1,078,353)
Total	₩	818,324	424,560

In 2024, inventories amounted to Korean Won 32,616,031 thousand (2023: Korean Won 38,465,045 thousand, 2022: Korean Won 65,875,206 thousand) were recognized as an expense during the year and included in ‘cost of sales’.

The Group recognizes the full provision for inventories with more than one year aging from the initiation of project according to the Company's accounting policies. For inventories with less than one year aging from the initial production with an estimated recovery period exceeding one year, it is also recognized as a provision. Loss on valuation of inventories amounted to Korean Won 1,919,734 thousand (2023: Korean Won 140,077 thousand, 2022: Korean Won 1,358,651 thousand) and reversal of allowance for inventories valuation amounted to Korean Won 341,694 thousand (2023: Korean Won 538,072 thousand, 2022: Korean Won 215,553 thousand) were recognized during the year ended December 31, 2024 and 2023, respectively.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

16. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	9,945,757	7,192,166
Allowance for doubtful accounts (Accounts receivable)		(735,316)	(438,155)
Accounts receivable — trade, net	₩	9,210,441	6,754,011

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other receivables
Accrued income	₩	74,233	46,893
Allowance for doubtful accounts (Accrued income)		(44,104)	(26,685)
Non-trade receivables		600,352	830,958
Allowance for doubtful accounts (Non-trade receivables)		(500,000)	(500,000)
Accounts receivable — other, net	₩	130,482	351,166

Details of the changes in the loss allowance of trade and other receivables during the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean Won)
Allowance for doubtful accounts (Trade receivable)
Beginning of the year	₩	438,155	766,595	69,618
Bad debt expenses		297,162	-	696,977
Reversal of bad debt expenses		-	(328,440)	-
Ending of the year	₩	735,316	438,155	766,595

		2024	2023	2022
		(In thousands of Korean Won)
Allowance for doubtful accounts (Other receivables)
Beginning of the year	₩	526,685	26,685	18,685
Bad debt expenses - other		17,419	500,000	8,000
Ending of the year	₩	544,104	526,685	26,685

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

17. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash on hand	₩	2,355	2,661
Deposits in banks		4,148,217	8,582,973
Total	₩	4,150,572	8,585,634

The Group doesn't have any restricted cash and cash equivalents as of December 31, 2024, 2023, and January 1, 2023.

18. Investment properties

A.	Reconciliation of carrying amount

B.	Details of Investment properties as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Book value	₩	667,739	4,311,539
Accumulated depreciation		(266,740)	(1,050,744)
Carrying amount	₩	400,999	3,260,795

Changes in Investment properties for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Balance as of January 1	₩	3,260,795	-	-
Transfer (*)		(2,385,812)	3,483,371	-
Lease modification		(35,216)	-	-
Depreciation		(438,768)	(222,576)	-
Balance as of December 31	₩	400,999	3,260,795	-

(*) As of December 31, 2023, the right-of-use assets associated with six stores were reclassified as investment properties. For the year ended December 31, 2024, five of these investment properties were reclassified back to right-of-use assets due to a change in intended use, as the Company determined to utilize the properties for its own operations (Note 19).

C.	Amounts recognized in profit or loss

Rental income recognized by the Group during the year ended December 31, 2024 was Korean Won 808,123 thousand (2023: 283,983, 2022: nil). Depreciation expense, included in 'cost of revenues’, was as follows:

		2024	2023	2022
		(In thousands of Korean won)
Depreciation	₩	438,768	222,576	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

19. Property, plant and equipment

A.	Reconciliation of carrying amount

Details of property, plant and equipment as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Book value	Accumulated depreciation	Accumulated impairment loss	Carrying amount

Machinery	₩	2,601,550	(1,078,409)	-	1,523,141
Vehicles		51,419	(51,418)	-	1
Office equipment		559,571	(343,099)	-	216,472
Construction-in-progress		8,662	-	-	8,662
Furniture and fixtures		4,401,909	(1,787,018)	(748,162)	1,866,729
Right-of-use assets		13,716,930	(5,065,483)	(216,464)	8,434,983
Total	₩	21,340,041	(8,325,427)	(964,626)	12,049,988

		December 31, 2023
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Machinery	₩	2,658,245	(830,223)	1,828,022
Vehicles		51,419	(51,417)	2
Office equipment		545,651	(262,359)	283,292
Construction-in-progress		-	-	-
Furniture and fixtures		4,668,349	(1,337,809)	3,330,540
Right-of-use assets		12,104,207	(2,678,386)	9,425,821
Total	₩	20,027,871	(5,160,194)	14,867,677

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Details of the changes in property, plant and equipment for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	1,828,022	2	283,292	-	3,330,540	9,425,821	14,867,677
Acquisitions		42,801	46,057	13,919	8,662	161,780	419,934	693,153
Depreciation		(322,641)	(1,535)	(80,739)	-	(569,932)	(1,404,058)	(2,378,905)
Disposals		(25,041)	(44,523)	-	-	(307,497)	-	(377,061)
Transfer(*1)		-	-	-	-	-	2,385,812	2,385,812
Impairment loss(*2)		-	-	-	-	(748,162)	(216,464)	(964,626)
Lease modification		-	-	-	-	-	(1,603,440)	(1,603,440)
Lease termination		-	-	-	-	-	(572,622)	(572,622)
Ending balance	₩	1,523,141	1	216,472	8,662	1,866,729	8,434,983	12,049,988

(*1) As of December 31, 2023, the right-of-use assets associated with six stores were reclassified as investment properties. For the year ended December 31, 2024, five of these investment properties were reclassified back to right-of-use assets due to a change in intended use, as the Company determined to utilize the properties for its own operations (Note 18).

(*2) An impairment loss was recognized due to the discontinuation of operations at six stores.

		2023
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	2,041,579	4,075	276,711	9,950	3,207,619	15,089,571	20,629,505
Acquisitions		172,534	-	92,819	-	684,228	578,409	1,527,990
Depreciation		(345,202)	(4,074)	(86,238)	-	(559,061)	(1,704,081)	(2,698,656)
Disposals		(50,839)	-	-	-	-	-	(50,839)
Transfer(*1)		9,950	1	-	(9,950)	-	(3,483,372)	(3,483,371)
Impairment loss(*2)		-	-	-	-	(2,246)	-	(2,246)
Lease modification		-	-	-	-	-	(45,282)	(45,282)
Lease termination		-	-	-	-	-	(1,009,424)	(1,009,424)
Ending balance	₩	1,828,022	2	283,292	-	3,330,540	9,425,821	14,867,677

(*1) During the year ended December 31, 2023, the Group transferred Right-of-use assets to investment properties because the Group decided to lease the building to a third party. (Note 18)

(*2) The Group identified each bakery-café store as CGU and recognized impairment loss to bakery-café stores located in Garosu-gil and Jamwon.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	1,124,834	8,150	320,471	20,000	1,615,335	7,974,791	11,063,581
Acquisitions		421,201	-	21,607	2,603,716	88,110	8,529,150	11,663,784
Depreciation		(235,991)	(4,075)	(65,367)	-	(385,623)	(1,391,221)	(2,082,277)
Transfer		731,535	-	-	(2,613,766)	1,905,380	(23,149)	-
Impairment loss(*)		-	-	-	-	(15,583)	-	(15,583)
Ending balance	₩	2,041,579	4,075	276,711	9,950	3,207,619	15,089,571	20,629,505

(*) The Group identified each bakery-café store as CGU and recognized impairment loss to bakery-café stores located in Garosu-gil and Jamwon.

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Cost of revenues	₩	1,970,417	2,318,730	1,706,191
Selling, general and administrative expenses		408,488	379,926	376,086
Total	₩	2,378,905	2,698,656	2,082,277

B.	Leased property, plant and equipment

The Group leased the building and vehicles during the years ended December 31, 2024 and 2023. As of December 31, 2024, Korean Won 8,434,983 thousand of right-of-use assets was recognized. (December 31, 2023: Korean Won 9,425,821 thousand of building, vehicles and other).

C.	Collateral

As of December 31, 2024 and 2023, Korean Won 113,874 thousand of machinery and Korean Won 133,948 thousand of machinery are pledged as collateral for short-term borrowings provided from Industrial Bank of Korea.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

20. Intangible assets and goodwill

A.	Reconciliation of carrying amount

Details of intangible assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		(In thousands of Korean won)
		Book value	Accumulated depreciation	Carrying amount
Software	₩	487,309	(376,372)	110,937
Brand		5,388,000	(965,350)	4,422,650
Goodwill		3,267,730	-	3,267,730
Total	₩	9,143,039	(1,341,722)	7,801,317

		December 31, 2023
		(In thousands of Korean won)
		Book value	Accumulated depreciation	Carrying amount
Software	₩	487,309	(289,762)	197,547
Brand		5,388,000	(695,950)	4,692,050
Goodwill		3,267,730	-	3,267,730
Total	₩	9,143,039	(985,712)	8,157,327

Details of the changes in intangible assets for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	197,547	4,692,050	3,267,730	8,157,327
Amortization		(86,610)	(269,400)	-	(356,010)
Ending balance	₩	110,937	4,422,650	3,267,730	7,801,317

		2023
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	290,947	4,961,450	3,267,730	8,520,127
Amortization		(93,400)	(269,400)	-	(362,800)
Ending balance	₩	197,547	4,692,050	3,267,730	8,157,327

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	260,643	5,230,850	3,267,730	8,759,223
Acquisitions		113,900	-	-	113,900
Amortization		(83,596)	(269,400)	-	(352,996)
Ending balance	₩	290,947	4,961,450	3,267,730	8,520,127

B.	Amortization

The classification of amortization in the statements of comprehensive income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	356,010	362,800	352,996

C. Impairment assessment on CGU

As of December 31, 2024, 2023 and January 1, 2023, the Group performed impairment test for Food and Beverages operating segment. The Group identifies each of bakery-cafés as CGU. As the individual CGUs are tested for impairment at the same time as the group of CGUs containing the goodwill, the Group tested the individual CGUs for impairment before the group of CGUs is tested.

The recoverable amount of each CGU is determined based on its value in use. Value in use is calculated using the estimated cash flow based on 5-year business plan approved by management. The estimated revenue and operating expenditures on the Group’s products used in the forecast was determined considering external sources and the Group’s experience. Management estimated the future cash flows based on its past performance and forecasts on consumer inflation rate. The key assumptions used in the estimation of value in use for Food and Beverages CGU include revenue and operating expenditures for the forecast period, growth rates for subsequent years (“terminal growth rate”), and discount rate. Terminal growth rate and the discount rate used in the estimation of value in use are as follows.

	Weighted average cost of capital	Terminal growth rate
2024	9.6%	1.0%
2023	10.7%	1.0%

The discount rate was calculated using the weighted average cost of equity capital and debt and the beta of equity capital was calculated as the average of four Korean listed companies in the same industry and the Group. Cost of debt was calculated using the yield rate of non-guaranteed corporate bond considering the Group’s credit rating and debt ratio was determined using the average of the debt ratios of the four Korean listed companies in the same industry and the Group. The Group calculates the value in use of Food and Beverages CGU using post-tax cash flows and a post-tax discount rate.

As a result of the impairment test for goodwill for groups of Food and Beverages CGUs, the recoverable amount exceeded its carrying amount by Korean Won 2,524,000 thousand in 2024 (2023: Korean Won 4,778,529 thousand, 2022: 6,575,660 thousand). The recoverable amount exceeded its carrying amount accounts 13.3% of the amount of value in use (2023: 18.9%, 2022: 24.9%). The value in use determined for this CGU is sensitive to the discount rate and terminal growth rate used in the discounted cash flow model.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The impact of a 0.5% fluctuation in discount rates and terminal growth rates on the value in use as of December 31, 2024 and 2023 are as follows:

December 31, 2024	0.5% Increase	0.5% Decrease
Discount rate	(-) 5.5%	6.1%
Terminal growth rate	4.6%	(-) 4.1%

December 31, 2023	0.5% Increase	0.5% Decrease
Discount rate	(-) 4.6%	5.1%
Terminal growth rate	3.7%	(-) 3.3%

21. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	4,150,572	8,585,634
Short-term financial instruments (*)		410,000	410,000
Accounts receivable — trade, net		9,210,441	6,754,011
Accounts receivable — other, net		130,482	351,166
Short-term loans, net		787,400	859,900
Other current financial assets		40,000	203,266
Other non-current financial assets		1,803,220	1,390,486
Financial assets at fair value through profit or loss
Short-term financial instruments		13,524	9,391
Long-term financial instruments		322,538	307,729
Long-term investment securities		730,391	640,739
Total	₩	17,598,568	19,512,322

(*) Short-term financial instruments consist of time deposits and saving-based insurance. As of December 31, 2024, Korean Won 231,000 thousand of time deposits in banks are provided as collateral for employee loans and restricted for use. (December 31, 2023: Korean Won 231,000 thousand)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	13,280,410	12,086,332
Short-term borrowings		3,764,000	3,330,000
Current portion of long-term borrowings, net		2,108,956	24,960
Other current financial liabilities		130,000	-
Trade and other non-current payables (*)		2	134,052
Long-term borrowings, excluding current portion, net		-	2,008,041
Other non-current financial liabilities		150,000	200,000
Total	₩	19,433,368	17,783,385

(*) Trade and other payables that are not financial liabilities are excluded.

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current investments
Fixed deposit – at amortized cost (*)	₩	410,000	410,000
Saving based insurance – at FVTPL		13,524	9,391
Total	₩	423,524	419,391
Non-Current investments
Saving based insurance – at FVTPL	₩	322,538	307,729
Equity securities – at FVTPL		726,991	637,478
Debt securities – at FVTPL		3,400	3,262
Total	₩	1,052,929	948,469

(*) As of December 31, 2024, Korean Won 231,000 thousand of time deposits is provided as collateral for employee loans and restricted for use. (December 31, 2023: Korean Won 231,000 thousand)

B.	Equity Securities designated as at FVTPL

The Group designated the investments shown below as equity securities at FVTPL because these equity securities represent investment that the Group intends to sell for strategic purposes.

		Fair value at December 31, 2024	Fair value at December 31, 2023
		(In thousands of Korean won)
Equity Securities (listed stocks)	₩	140,592	198,468
Equity Securities (unlisted stocks)		586,398	439,010
Total	₩	726,990	637,478

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	287,067	-	-	287,067
interest expense		-	-	(389,080)	(389,080)
Foreign currency differences		74,646	-	(6,906)	67,740
Gain or loss on valuation of investment securities		-	89,651	-	89,651
Gain or loss on valuation of financial instruments		-	6,286	-	6,286
Dividend income		-	1,463	-	1,463
Total	₩	361,713	97,400	(395,986)	63,127

		2023
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	406,933	-	-	406,933
interest expense		-	-	(320,209)	(320,209)
Foreign currency differences		294,087	-	(45)	294,042
Gain or loss on disposal of financial instruments		635,358	-	-	635,358
Gain or loss on valuation of investment securities		-	104,505	-	104,505
Gain or loss on valuation of financial instruments		-	(1,427)	-	(1,427)
Dividend income		-	1,463	-	1,463
Total	₩	1,336,378	104,541	(320,254)	1,120,665

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	520,526	-	-	520,526
interest expense		-	-	(96,225)	(96,225)
Foreign currency differences		(191,335)	-	3,333	(188,002)
Gain or loss on disposal of investment securities		-	1,788	-	1,788
Gain or loss on valuation of investment securities		-	(115,969)	-	(115,969)
Gain or loss on valuation of financial instruments		-	830	-	830
Dividend income		-	700	-	700
Total	₩	329,191	(112,651)	(92,892)	123,648

22. Capital and reserves

A.	Share capital and share premium

Details of share capital and share premium as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Number of authorized shares		900,000	900,000
Value per share	₩	5,000	5,000
Number of shares issued		100,000	100,000
Common shares	₩	500,000,000	500,000,000

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

i.	Ordinary shares

Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Group.

ii.	Treasury shares

On March 24, 2023, the Group acquired a 15.6% interest of the Parent Company’s issued shares for approximately Korean Won 27,128,262 thousand.

Details of treasury shares for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024		2023		2022
		Number of shares	Carrying amount	Number of shares	Carrying amount	Number of shares	Carrying amount
		(In Korean won and number of shares)
Beginning balance	₩	15,582	27,128,262	-	-	-	-
Acquisition		-	-	15,582	27,128,262	-	-
Ending balance	₩	15,582	27,128,262	15,582	27,128,262	-	-

B.	Other components of equity

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Remeasurements of defined benefit liability	₩	181,515	151,921
Other capital surplus		(746,300)	(746,300)
Treasury shares		(27,128,262)	(27,128,262)
Other components of equity	₩	(27,693,047)	(27,722,641)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

23. Capital management

The Group’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Group monitors capital using a ratio of ‘net debt’ to ‘total equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Group’s net debt to adjusted equity ratio as of December 31, 2024 and 2023 is as follows.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Total liabilities	₩	34,424,674	38,697,788
Less: Cash and cash equivalents		(4,150,572)	(8,585,634)
Net debt		30,274,102	30,112,154
Total equity	₩	8,175,613	11,689,723
Net debt to total equity ratio		3.70	2.58

24. Borrowings/payable and Loans/receivable

Borrowings as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current Liabilities
Short-term borrowings	₩	3,764,000	3,330,000
Current portion of long-term borrowings, net		2,108,956	24,960
Current lease liabilities (*)		1,786,577	1,630,482
Total	₩	7,659,533	4,985,442
Non-Current liabilities
Long-term borrowings, excluding current portion, net	₩	-	2,008,041
Non-current lease liabilities (*)		9,302,661	12,878,027
Total	₩	9,302,661	14,886,068

(*) The interest rate related to lease liabilities reflects the incremental borrowing rate based on the Group's credit. The amount of interest expense related to lease liabilities incurred during the year ended December 31, 2024 is Korean Won 851,543 thousand (2023: Korean Won 1,047,738 thousand). Additionally, the amount of short-term lease payments and low-value assets lease payments not included in the measurement of lease liabilities during 2024 are Korean Won 33,846 thousand (2023: Korean Won 23,157 thousand)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity	Face value	Carrying amount	Face value	Carrying amount
Secured borrowings (*1)	KRW	KORIBOR +1.75%	20-Dec-25	500,000	500,000	500,000	500,000
Secured borrowings (*2)	KRW	5.95%	27-Feb-25	1,000,000	1,000,000	1,000,000	1,000,000
Secured borrowings (*3)	KRW	5.55%	27-Jun-25	1,000,000	1,000,000	1,000,000	1,000,000
Secured borrowings (*4)	KRW	KORIBOR +2.39%	16-Sep-25	100,000	18,720	100,000	43,680
Secured borrowings (*5)	KRW	4.98%	02-Dec-25	400,000	400,000	-	-
Unsecured borrowings	KRW	4.60%	31-Dec-25	700,000	700,000	700,000	700,000
Unsecured borrowings	KRW	4.60%	31-Dec-25	2,200,000	2,090,236	2,200,000	1,989,321
Unsecured borrowings	KRW	4.60%	31-Dec-25	164,000	164,000	130,000	130,000
Total interest-bearing liabilities				6,064,000	5,872,956	5,630,000	5,363,001

(*1) As of December 31, 2024, the Group is provided a guarantee of Korean Won 458,626 thousand (2023: Korean Won 412,775 thousand) by the CEO of the Group. The Group provided the intellectual property(IP) rights as collateral.

(*2) As of December 31, 2024, the Group is provided a guarantee of Korean Won 1,200,000 thousand (2023: Korean Won 1,200,000 thousand) from the CEO of the Group.

(*3) As of December 31, 2024, the Group is provided a guarantee of Korean Won 900,000 thousand (2023: Korean Won 900,000 thousand) by Korea Credit Guarantee Fund.

(*4) As of December 31, 2024, the Group provides machines with a carrying amount of Korean Won 113,874 thousand (2023: Korean Won 133,948 thousand) as collaterals for the secured borrowings with equal amortization repayment condition.

(*5) As of December 31, 2024, the Group is provided a building as collateral of Korean Won 480,000 thousand by the key management personnel.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Terms and collection schedule

The terms and conditions of outstanding loans as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity(*6)	Face value	Carrying amount	Face value	Carrying amount
Cho Mi Kyung(*1)	KRW	2.00%	31-Aug-25	400,000	-	400,000	-
Bonanza Pictures	KRW	4.60%	31-Mar-21	30,000	-	30,000	30,000
Coam payments(*2)	KRW	12.00%	31-May-22	-	-	500,000	500,000
Jung Kyung Han	KRW	3.00%	14-Sep-23	30,000	30,000	30,000	30,000
YY entertainment (*3)	KRW	4.60%	31-Dec-23	150,000	-	150,000	150,000
Second plan	KRW	4.60%	31-Dec-23	30,000	30,000	30,000	30,000
Second plan(*4)	KRW	4.60%	31-Dec-25	100,000	100,000	-	-
Rainier(*5)	KRW	4.60%	31-Dec-25	150,000	-	-	-
Beacon Holdings, Inc.	KRW	4.60%	31-Dec-25	100,000	100,000	-	-
K Wave Media Ltd.	KRW	4.60%	23-Dec-25	95,000	95,000	-	-
Second plan(*4)	KRW	4.60%	31-Dec-25	264,400	264,400	76,900	76,900
Studio Coite(*4)	KRW	4.60%	31-Dec-25	43,000	43,000	43,000	43,000
Beacon Holdings, Inc.(*4)	KRW	4.60%	31-Dec-25	125,000	125,000	-	-
Total				1,517,400	787,400	1,259,900	859,900

(*1) The Group recognized a full provision for the balance of loan and accrued interest income as of January 1, 2021. Accrued interest income as of December 31, 2024 and December 31, 2023 are Korean Won 26,685 thousand and Korean Won 26,685 thousand, respectively.

(*2) The Group is provided a joint guarantee by third party.

(*3) The Group recognized a full provision for the balance of loan and accrued interest income as of December 31, 2024. Accrued interest income as of December 31, 2024 are Korean Won 6,333 thousand.

(*4) The contract is automatically extended by one year if the loan is not collected until maturity date.

(*5) The Group recognized a full provision for the balance of loan and accrued interest income as of December 31, 2024. Accrued interest income as of December 31, 2024 are Korean Won 3,789 thousand.

(*6) If the repayment is not made by the due date, the repayment due date will be automatically extended for one year.

25. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean Won)
Trade payables	₩	10,073,408	9,536,869
Other payables		1,247,271	2,016,077
Accrued expenses		2,719,073	2,854,664
Trade and other non-current payables		21,694	335,871
Total	₩	14,061,446	14,743,481

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

26. Provisions

Provisions for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Site restoration	₩
Beginning of the year		674,148	711,086	353,117
Provisions made during the year		12,578	26,833	350,837
Interest expense		16,755	17,195	9,262
Lease termination		(49,842)	(78,722)	-
Lease modification		(18,419)	(2,244)	-
Provisions used during the year		(25,269)	-	(2,130)
Ending of the year	₩	609,951	674,148	711,086

The provision for building restoration relates mainly to buildings leased during 2024, 2023, and 2022. The provision has been estimated based on historical data associated with similar buildings.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

27. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

The carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Guaranteed Return Insurances (short-term)(*)	₩	13,524	-	13,524	-	13,524
Guaranteed Return Insurances (long-term)(*)		322,538	-	322,538	-	322,538
Long-term investment securities		730,390	143,992	-	586,398	730,390
Total	₩	1,066,452	143,992	336,062	586,398	1,066,452

(*) The fair value of guaranteed return insurances classified at Level 2 in the fair value hierarchy is determined using an evaluation of surrender proceeds received from financial institutions.

The carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Guaranteed Return Insurances (short-term)(*)	₩	9,391	-	9,391	-	9,391
Guaranteed Return Insurances (long-term)(*)		307,729	-	307,729	-	307,729
Long-term investment securities		640,739	201,729	-	439,010	640,739
Total	₩	957,859	201,729	317,120	439,010	957,859

(*) The fair value of guaranteed return insurances classified at Level 2 in the fair value hierarchy is determined using an evaluation of surrender proceeds received from financial institutions.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of group-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

C.	Financial risk management

The Group’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Group’s risk management program focuses on minimizing any adverse effects on its financial performance. The Group operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Group's receivables from customers. In order to manage credit risk, the Group regularly evaluate the credit worthiness of each customer or counterparty considering the party's financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Group recognizes the changes in expected credit loss("ECL") in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The maximum exposure to credit risk of the Group as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash and cash equivalents	₩	4,150,572	8,585,634
Short-term financial instruments		410,000	410,000
Accounts receivable, net		9,340,923	7,105,177
Short-term loans, net		787,400	859,900
Other current financial assets		40,000	203,266
Other non-current financial assets		1,803,220	1,390,486
Total	₩	16,532,115	18,554,463

Cash and cash equivalents and short-term financial instruments are deposited in financial institutions with strong credit rating. Accounts receivables of the Subsidiary are mainly due from payment processing companies and platform service providers, which in the Group believes have low levels of credit risk. In addition, the Parent Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Group has established a credit policy under which each new customer is analyzed individually before the Group’s standard payment and delivery terms and conditions are offered. The Group’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Group monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Group and existence of previous financial difficulties. The Group does not require collateral in respect of trade and other receivables. Expected credit losses (ECLs) and credit risk exposures for accounts as of December 31, 2024 and 2023 are as follows:

- Accounts receivables

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.35%	₩	9,186,195	32,453
More than 90 days ~ Less than 180 days	3.95%		12,952	512
More than 180 days ~ Less than 270 days	13.01%		36,013	4,686
More than 270 days ~ Less than 1 year	0.00%		7,374	-
More than 1 year	99.21%		703,223	697,666
Total		₩	9,945,757	735,317

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.41%	₩	6,498,419	26,871
More than 90 days ~ Less than 180 days	0.00%		4,229	-
More than 180 days ~ Less than 270 days	32.14%		410,028	131,793
More than 270 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		279,491	279,491
Total		₩	7,192,167	438,155

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions.

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

		December 31, 2024
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Trade payables	₩	10,073,408	10,073,408	-	-	-	-	10,073,408
Other payable		1,239,546	1,239,544	-	2	-	-	1,239,546
Accrued expense		1,967,458	1,967,458	-	-	-	-	1,967,458
Secured borrowings		2,918,720	1,040,954	1,960,815	-	-	-	3,001,769
Non-secured borrowings		2,954,236	34,658	3,169,901	-	-	-	3,204,559
Lease liabilities		11,089,239	635,413	1,824,646	2,361,688	5,546,102	2,875,871	13,243,720
Other financial liabilities		280,000	50,000	80,000	130,000	20,000	-	280,000
Total	₩	30,522,607	15,041,435	7,035,362	2,491,690	5,566,102	2,875,871	33,010,460

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

		December 31, 2023
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Trade payables	₩	9,536,869	9,527,035	9,834	-	-	-	9,536,869
Other payable		2,144,395	1,452,795	557,548	134,052	-	-	2,144,395
Accrued expense		539,120	539,048	72	-	-	-	539,120
Secured borrowings		2,543,680	1,038,189	1,555,661	19,206	6,305	-	2,619,361
Non-secured borrowings		2,819,321	34,654	934,725	2,301,200	-	-	3,270,579
Lease liabilities		14,508,509	752,242	1,882,864	2,499,840	6,927,468	6,399,847	18,462,261
Other non-current financial liabilities		200,000	-	-	200,000	-	-	200,000
Total	₩	32,291,894	13,343,963	4,940,704	5,154,298	6,933,773	6,399,847	36,772,585

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

iii.	Market risk

(a)	Foreign exchange risk

The Group is exposed to foreign exchange risk arising from cash equivalents and accounts receivables primarily with respect to the US Dollar and Japanese Yen, Chinese Yuan, Brazilian Real, Singapore Dollar, Malaysian Ringgit, Philippine Peso, and Thai Baht.

Financial assets and liabilities are exposed to foreign currency risk as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Assets in foreign currency	Liabilities in foreign currency	Assets in Korean Won	Liabilities in Korean Won
	(Individual amounts in each foreign currency)		(In thousands of Korean won)
USD	55,174	222	81,105	327
JPY	275,425,381	7,665,387	2,579,304	71,785
CNY	157,619	-	31,724	-
BRL	340	-	81	-
SGD	1,051	-	1,136	-
MYR	10,721	-	3,530	-
PHP	910	-	23	-
THB	90,877	-	3,908	-
Total			2,700,811	72,112

	December 31, 2023
	Assets in foreign currency	Liabilities in foreign currency	Assets in Korean Won	Liabilities in Korean Won
	(Individual amounts in each foreign currency)		(In thousands of Korean won)
USD	60,191	-	79,018	-
JPY	805,407,622	5,448,213	7,350,633	49,724
Total			7,429,651	49,724

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The Group measures foreign exchange risk as a 10% fluctuation in the exchange rate of each foreign currency, which reflects the management's assessment of the risk of exchange rate fluctuation that can be reasonably occur. The impact of a 10% fluctuation in foreign currency exchange rates on the Group’s profit or loss (before income tax effects) for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	Increased by 10%	Decreased by 10%	Decreased by 10%	Decreased by 10%
	(In thousands of Korean won)
USD	8,078	(8,078)	7,902	(7,902)
JPY	250,752	(250,752)	730,091	(730,091)
CNY	3,172	(3,172)
BRL	8	(8)	-	-
SGD	114	(114)	-	-
MYR	353	(353)	-	-
PHP	2	(2)	-	-
THB	391	(391)	-	-
Total	262,870	(262,870)	737,993	(737,993)

The sensitivity analysis is based on monetary assets and liabilities denominated in foreign currencies other than the functional currency as of the end of the reporting period.

(b)	Interest rate risk

The sensitivity analysis is based on borrowing under variable interest rate conditions as of December 31, 2024 and 2023.

		December 31, 2024		December 31, 2023
		Increased by 100 bp	Decreased by 100 bp	Increased by 100 bp	Decreased by 100 bp
		(In thousands of Korean won)
Interest	₩	5,070	(5,070)	5,329	(5,329)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

28. Non-controlling interests

A.	Summary of financial statements

Summary of financial statements of the Group’s subsidiary that has material non-controlling interest, before any intercompany transactions eliminations for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
NCI percentage		32.9%	32.9%	32.9%
Current assets	₩	1,623,260	1,873,566	2,114,532
Non-current assets		15,973,466	21,776,729	24,406,198
Current liabilities		10,443,166	6,838,358	6,810,043
Non-current liabilities		8,946,049	15,859,171	17,514,118
Net assets		(1,792,489)	952,766	2,196,569
Revenue		14,630,426	17,709,332	17,163,659
Profit (loss)		(3,101,420)	(1,140,267)	(772,658)
OCI		44,084	109,558	143,829
Total comprehensive income	₩	(3,057,335)	(1,030,709)	(628,829)
Cash flows from operation activities		568,367	(94,618)	1,909,605
Cash flows from investment activities		(293,624)	(860,374)	(2,603,987)
Cash flows from financing activities		(375,958)	480,119	115,318
Net increase(decrease) in cash and cash equivalents	₩	(101,215)	(474,873)	(579,064)

B.	Movement in NCI

Movement in NCI for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Net assets attributable to NCI at beginning of the year	₩	411,556	720,382	1,273,314
Profit allocated to NCI		(1,016,820)	(344,836)	(305,093)
OCI allocated to NCI		14,490	36,011	47,275
Transaction with non-controlling interest		-	-	(295,114)
Net assets attributable to NCI at the end of the year	₩	(590,774)	411,556	720,382

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

29. Leases

A.	Leases as lessee

The Group leases buildings and vehicles. The leases typically run for a period of 1 ~5 years, with an option to renew or terminate the lease after that date. The Group also leases water purifiers, copy machines, and others with contract terms of one to three years. These leases are short-term and/or leases of low-value items. The Group has elected not to recognize right-of-use assets and lease liabilities for these leases. Information about leases for which the Group is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property, plant and equipment.

Details of right-of-use assets and lease liabilities recognized in the consolidated statements of financial position as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Acquisition price)
Buildings	₩	13,168,074	11,783,393
Vehicles		548,856	320,813
Total	₩	13,716,930	12,104,206

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated depreciation)
Buildings	₩	(4,895,688)	(2,514,457)
Vehicles		(169,795)	(163,928)
Total	₩	(5,065,483)	(2,678,385)

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated impairment loss)
Buildings	₩	(216,464)	-
Vehicles		-	-
Total	₩	(216,464)	-

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Net book value)
Buildings	₩	8,055,922	9,268,936
Vehicles		379,061	156,885
Total	₩	8,434,983	9,425,821

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Changes in right-of-use assets for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2024	₩	9,268,936	156,885	9,425,821
Depreciation		(1,307,211)	(96,847)	(1,404,058)
Acquisitions		56,020	363,914	419,934
Transfer		2,385,812	-	2,385,812
Impairment loss		(216,464)	-	(216,464)
Lease termination		(527,731)	(44,891)	(572,622)
Lease modification		(1,603,440)	-	(1,603,440)
Balance as of December 31, 2024	₩	8,055,922	379,061	8,434,983

		2023
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2023	₩	14,941,069	148,502	15,089,571
Depreciation		(1,627,945)	(76,136)	(1,704,081)
Acquisitions		489,855	88,554	578,409
Transfer		(3,483,371)	(1)	(3,483,372)
Lease termination		(1,009,424)	-	(1,009,424)
Lease modification		(41,248)	(4,034)	(45,282)
Balance as of December 31, 2023	₩	9,268,936	156,885	9,425,821

		2022
		Building	Vehicles	Other	Total
		(In thousands of Korean won)
Balance as of January 1, 2022	₩	7,791,572	158,100	25,119	7,949,672
Depreciation		(1,327,134)	(62,117)	(1,970)	(1,389,251)
Acquisitions		8,476,631	52,519		8,529,150
Transfer				(23,149)	-
Balance as of December 31, 2022	₩	14,941,069	148,502	-	15,089,571

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Interest expense relating to lease liabilities (included in finance cost)	₩	851,543	1,047,738	704,560
Expense relating to short-term leases		17,763	6,268	-
Expense relating to leases of low-value assets excluding short-term leases		16,083	16,889	11,285
Gains on disposal of right-of-use assets		131,193	1,042,833	-
Expense relating to variable lease payments not included in the measurement of lease liabilities	₩	398,671	853,983	792,174

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statements of cash flows for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Total cash outflows of leases	₩	2,947,475	3,536,265	2,594,294

iv.	Extension options

Some property leases contain extension options exercisable by the Group. Where practicable, the Group seeks to include extension options in new leases to provide operational flexibility. The extension options held are exercisable only by the Group and not by the lessors. The Group assesses at the lease commencement date whether it is reasonably certain to exercise the extension options. The Group reassesses whether it is reasonably certain to exercise the options if there is a significant event or significant changes in circumstances within its control.

The Group has entered into a contract to pay revenue-based rent payment for a several lease agreements. If the revenue of the store that entered into the contract increase, the rent to be paid may proportionally increase. According to the contract, it is expected to pay 9 to 18% of sales will be paid.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Leases as lessor

i.	Operating lease

The Group leases out its investment property consisting of its leased property.

The Group has classified these leases as operating leases because they do not transfer substantially all the risk and rewards incidental to the ownership of the assets. Note 18 sets out information about the operating leases of investment property.

Rental income recognized by the Group during the year ended December 31, 2024 was Korean Won 808,123 thousand (2023: 283,983, 2022: nil).

Maturity analysis of lease payments, showing the undiscounted lease payments to be received after December 31, 2024 and 2023 as follows:

		2024	2023
		(In thousands of Korean won)
Less than 1 year	₩	59,315	830,723
1 ~ 2 years		-	549,062
Total	₩	59,315	1,379,785

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

30. Commitments

A.	Key commitments

Key commitments the Group has entered into with financial institutions and others as of December 31, 2024 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
Industrial Bank of Korea	Small and medium-sized enterprise financing(*1)	₩	2,000,000	-
Industrial Bank of Korea	Small and medium-sized enterprise financing(*2)		500,000	500,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*3)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*4)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*5)		100,000	18,720
Industrial Bank of Korea	Small and medium-sized enterprise financing(*6)		400,000	400,000
Shinhan Bank	Revolving credit(*7)		500,000	-
Total		₩	5,500,000	2,918,720

(*1) The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.

(*2) The Group is provided a joint guarantee of Korean Won 458,526 thousand by the CEO of the Group. Also, the Group provides intellectual property (IP) rights of Korean Won 676,000 thousand as collateral for the borrowing.

(*3) The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.

(*4) The Group is provided a guarantee of Korean Won 900,000 thousand by Korea Credit Guarantee Fund.

(*5) The Group provides machinery as collateral for the borrowing.

(*6) The Group is provided a building as collateral of Korean Won 480,000 thousand for the borrowings by the key management personnel.

(*7) The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

(*8) The CEO of the Group provides a joint guarantee for the vehicle lease to Mirae Asset Securities as of December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Key commitments the Group has entered into with financial institutions and others as of December 31, 2023 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
Industrial Bank of Korea	Small and medium-sized enterprise financing(*1)	₩	2,000,000	-
Industrial Bank of Korea	Small and medium-sized enterprise financing(*2)		500,000	500,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*3)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*4)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing(*5)		100,000	43,680
Shinhan Bank	Revolving credit(*6)		500,000	-
Total		₩	5,100,000	2,543,680

(*1) The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.

(*2) The Group is provided a joint guarantee of Korean Won 412,775 thousand by the CEO of the Group. Also, the Group provides intellectual property (IP) rights of Korean Won 676,000 thousand as collateral for the borrowing.

(*3) The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.

(*4) The Group is provided a guarantee of Korean Won 900,000 thousand by Korea Credit Guarantee Fund.

(*5) The Group provides machinery as collateral for the borrowing.

(*6) The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

B.	Guarantees by individuals

Details of guarantees provided by individuals other than related parties as of December 31, 2024 are as follows:

Guaranteed by	Details of guarantee		Guarantee limit
			(In thousands of Korean won)
Seoul Guarantee Insurance Company	Performance guarantee, etc.	₩	814,371
Korea credit guarantee fund	Loan guarantee		900,000
Total		₩	1,714,371

Details of guarantees provided by individuals other than related parties as of December 31, 2023 are as follows:

Guaranteed by	Details of guarantee		Guarantee limit
			(In thousands of Korean won)
Seoul Guarantee Insurance Company	Performance guarantee, etc.	₩	808,693
Korea credit guarantee fund	Loan guarantee		900,000
Total		₩	1,708,693

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	List of assets provided as collateral

List of assets that the Group provided as collateral as of December 31, 2024 and 2023 are as follows:

	Counterparty receiving the collateral	usage restrictions		December 31, 2024	December 31, 2023
				(In thousands of Korean won)
Short-term financial instruments	Industrial Bank of Korea	Provided as collateral for employee loans(*)	₩	300,000	300,000
Machinery	Industrial Bank of Korea	Provided as collateral for short-term borrowings		113,874	133,948

(*) The Group provided a joint guarantee of Korean Won 231,000 thousand as of December 31, 2024. (December 31, 2023: Korean Won 231,000 thousand)

The Group provides intellectual property (IP) rights as collateral for the borrowing.

D.	Other commitments

On March 31, 2023, the CEO, who is the dominant shareholder of the Group, entered into an equity interest exchange agreement with K Enter Holdings, for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective upon the approval of the shareholders of K Enter Holdings and SPAC. Upon the approval, the CEO of the Group will exchange 83,418 shares with the equity interest of K Enter Holdings. Following the equity interest exchange transaction, the Parent Company is expected to be a subsidiary of K Enter Holdings.

On March 31, 2023, the CEO agreed to enter into a call option agreement prior to closing date of equity interest exchange agreement with K Enter Holdings, under which the CEO of Group will be granted with an option to acquire the shares of Play F&B Co., Ltd held by the Group within three years from the closing date of equity interest exchange agreement.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

31. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Depreciation	₩	2,817,673	2,921,232	2,082,277
Amortization		356,010	362,800	352,996
Impairment loss on Property, Plant and Equipment		964,626	2,246	15,583
Bad debt expenses		297,162	500,000	696,977
Reversal of bad debt expenses		-	(328,439)	-
Other Bad debt expenses		347,419	-	8,000
Losses on valuation of short-term financial instruments		-	6	421
Losses on valuation of long-term financial instruments		115	8,717	5,263
Losses on valuation of long-term investment securities		60,275	12,395	118,607
Losses on disposal of long-term investment securities		-	-	4,090
Gains on disposal of long-term investment securities		-	-	(5,878)
Gains on valuation of long-term financial instruments		(6,368)	(7,241)	(6,514)
Gains on valuation of long-term investment securities		(149,926)	(116,900)	(2,638)
Gains on disposal of short-term financial instruments		-	(12,819)	-
Gains on disposal of long-term financial instruments		-	(622,539)	-
Gains on valuation of short-term financial instruments		(33)	(55)	-
Inventory valuation loss (gains)		1,578,040	(397,995)	1,143,098
Losses on foreign currency translation		6,447	26,064	149,586
Gains on foreign currency translation		(88,458)	(376,295)	(154,896)
Gains on disposal of right-of-use assets		(131,193)	(1,042,833)	-
Losses on disposal of property, plant and equipment		329,882	31,975	-
Gains on disposal of property, plant and equipment		(6,100)	(928)	-
Interest expenses		1,257,378	1,385,142	810,047
Interest income		(287,285)	(406,933)	(520,526)
Dividend income		(1,463)	(1,462)	(700)
Miscellaneous expenses		-	-	8,649
Miscellaneous income		-	-	(6,028)
Share-based payments expenses (reversal)		(180,127)	(25,758)	152,795
Severance Benefits		394,173	545,880	569,203
Tax expenses		(747,380)	760,779	2,687,108
Total	₩	6,810,867	3,217,039	8,107,520

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Changes in assets and liabilities from operating activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Other non-current non-financial assets	₩	698,657	-	-
Other current non-financial liabilities		593,949	299,334	9,264
Other current assets		54,560	(2,708,583)	257,134
Accounts receivable – trade, net		(2,665,062)	7,951,197	9,010,819
Accounts receivable — other, net		(346,964)	(303,948)	(303,462)
Trade and other payables		(447,975)	(19,972,438)	4,579,752
Inventories, net		(1,971,804)	3,329,293	(2,698,635)
Defined benefit liabilities		(496,920)	(658,367)	(293,592)
Value added tax receivables		145,204	1,965,135	727,480
Total	₩	(4,436,355)	(10,098,377)	11,288,760

Significant non-cash transactions for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Recognition of restoration provision	₩	-	26,833	350,837
Transfer of construction in progress		-	9,950	2,613,766
Reclassification of long-term borrowings		2,218,720	24,960	24,960
Reclassification of Non-current lease liabilities		1,744,031	1,911,047	1,891,507
Increase in Lease liabilities		364,731	612,220	9,301,914
Offset of loans		42,000	14,804,782	-
Offset of other receivables		-	646,380	-
Loan Reassignment: Involvement of the Parent company’s CEO		-	2,900,000	-
Payables related to the acquisition of treasury shares		-	1,000,000	-
Reclassification of Investment properties		2,360,275	3,483,371	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		Short-term borrowings	Current portion of long-term borrowings	Long-term borrowings	Current lease liabilities	Non-current lease liabilities	Total
		(In thousands of Korean won)
Balance at 1 January 2022		2,500,000	24,960	68,640	837,785	8,362,848	11,794,233
Changes from financing cash flows
Repayment of borrowings		-	(24,960)	-	-	-	(24,960)
Payment of lease liabilities		-	-	-	(1,088,224)	-	(1,088,224)
Reclassification (*1)		-	24,960	(24,960)	1,880,677	(1,891,508)	(10,831)
Total		-	-	(24,960)	792,453	(1,891,508)	(1,124,015)
Other changes							-
New leases		-	-	-	-	9,301,914	9,301,914
Interest expense		-	-	-	704,560	-	704,560
Interest paid		-	-	-	(704,560)	-	(704,560)
Total		-	-	-	-	9,301,914	9,301,914
Balance at 31 December 2022		2,500,000	24,960	43,680	1,630,238	15,773,254	19,972,132
Balance at 1 January 2023	₩	2,500,000	24,960	43,680	1,630,238	15,773,254	19,972,132
Changes from financing cash flows							-
Proceeds from borrowings		130,000	-	-	-	-	130,000
Repayment of borrowings		-	(24,960)	-	-	-	(24,960)
Payment of lease liabilities		-	-	-	(1,617,756)	-	(1,617,756)
Reclassification		-	24,960	(24,960)	1,911,047	(1,911,047)	-
Total	₩	130,000	-	(24,960)	293,291	(1,911,047)	(1,512,716)
Other changes							-
Borrowing assumed(*1)		700,000	-	2,200,000	-	-	2,900,000
Present value discount		-	-	(282,734)	-	-	(282,734)
New leases		-	-	-	-	612,220	612,220
Lease termination / lease modification		-	-	-	(293,047)	(1,596,400)	(1,889,447)
Interest expense		-	-	72,055	1,047,738	-	1,119,793
Interest paid		-	-	-	(1,047,738)	-	(1,047,738)
Total	₩	700,000	-	1,989,321	(293,047)	(984,180)	1,412,094
Balance at 31 December 2023	₩	3,330,000	24,960	2,008,041	1,630,482	12,878,027	19,871,510
Balance at 1 January 2024	₩	3,330,000	24,960	2,008,041	1,630,482	12,878,027	19,871,510
Changes from financing cash flows
Proceeds from borrowings		870,000	-	-	-	-	870,000
Repayment of borrowings		(394,000)	(24,960)	-	-	-	(418,960)
Payment of lease liabilities		-	-	-	(1,663,415)	-	(1,663,415)
Reclassification		-	2,218,720	(2,218,720)	1,744,031	(1,744,031)	-
Total		476,000	2,193,760	(2,218,720)	80,616	(1,744,031)	(1,212,375)
Other changes							-
Offset of loans		(42,000)	-	-	-	-	(42,000)
Present value discount		-	(109,764)	210,679	-	-	100,915
New leases		-	-	-	10,081	354,650	364,731
Lease termination/lease modification		-	-	-	65,398	(2,185,986)	(2,120,588)
Interest expense		-	-	-	851,543	-	851,543
Interest paid		-	-	-	(851,543)	-	(851,543)
Total		(42,000)	(109,764)	210,679	75,479	(1,831,336)	(1,696,942)
Balance at 31 December 2024		3,764,000	2,108,956	-	1,786,577	9,302,660	16,962,193

(*1) Prior to 2023, the Parent Company granted a loan amounting to Korean Won 1,700,000 thousand to its subsidiary. Upon consolidation, this intercompany transaction was offset. During 2023, the obligation, along with a new loan of Korean Won 1,200,000 thousand borrowed by the subsidiary within the year, was transitioned to Cho Hyeong Seok, CEO of the Parent Company. This reallocated liability is presented as "borrowing assumed", denoting a change in debtor, not the origination of a new loan.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2024	2023	2022
		(In thousands of Korean won)
Cash flows from other financing activities				-
Acquisition of Treasury shares	₩	(75,000)	(10,677,100)	(650,000)

32. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	December 31, 2024	December 31, 2023
Other related parties	FF Company Co., Ltd. (“FF Company”)	FF Company Co., Ltd. (“FF Company”)
Other related parties	OURcoffee gangnamjum Co.,Ltd. (“OURcoffee Gangnamjum”)	OURcoffee gangnamjum Co.,Ltd. (“OURcoffee Gangnamjum”)
Other related parties	SecondPlan Co.,Ltd. (“SecondPlan”)	SecondPlan Co.,Ltd. (“SecondPlan”)
Other related parties	ThirdPlan Co., Ltd. (“ThirdPlan”)	ThirdPlan Co., Ltd. (“ThirdPlan”)
Other related parties	PLAYVERSE Co., Ltd. (“PLAYVERSE”)	PLAYVERSE Co., Ltd. (“PLAYVERSE”)
Other related parties	Studio Cuat. Co., Ltd. (“Studio Cuat”)	Studio Cuat. Co., Ltd. (“Studio Cuat”)
Other related parties	Beacon Holdings, Inc. (“Beacon Holdings”)	Beacon Holdings, Inc. (“Beacon Holdings”)

B.	Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024, 2023 and 2022 are as follows:

			2024
Related party	Name of entity		Revenue	Finance income	Purchases	Finance Costs
			(In thousands of Korean won)
Other related parties	FF Company	₩	8,785,673	-	556,469	-
Other related parties	SecondPlan		31,833	15,274	-	913
Other related parties	ThirdPlan		-	-	60,317	7,332
Other related parties	Studio Cuat		38,645	1,978	248,660	-
Other related parties	Beacon Holdings		-	7,613	-	-
Key management personnel	Cho Hyeong Seok		-	100,915	-	234,315
Key management personnel	Jeong Bo Ram		-	-	-	-
Total		₩	8,856,151	125,780	865,446	242,560

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

			2023
Related party	Name of entity		Revenue	Finance income	Purchases	Finance Costs
			(In thousands of Korean won)
Other related parties	FF Company	₩	11,184,157	-	62,415	-
Other related parties	SecondPlan		15,052	3,041	-	-
Other related parties	ThirdPlan		-	-	-	2,435
Other related parties	Studio Cuat		251	194	527,864	-
Other related parties	Beacon Holdings		-	-	-	-
Key management personnel	Cho Hyeong Seok		-	151,624	-	176,597
Key management personnel	Jeong Bo Ram		-	676,341	-	-
Total		₩	11,199,460	831,200	590,279	179,032

			2022
Related party	Name of entity		Revenue	Finance income	Purchases
			(In thousands of Korean won)
Other related parties	FF Company	₩	4,167,544	-	-
Other related parties	OURcoffee Gangnamjum		8,529	-	-
Other related parties	SecondPlan		-	-	-
Other related parties	ThirdPlan		-	-	-
Other related parties	PLAYVERSE		-	-	28,000
Other related parties	Studio Cuat		-	-	611,991
Key management personnel	Cho Hyeong Seok		-	179,749	-
Key management personnel	Jeong Bo Ram		-	36,239	-
Total		₩	4,176,073	215,988	639,991

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

			December 31, 2024				December 31, 2023
Related party	Name of entity		Receivables	Loans	Payables	Borrowings	Receivables	Loans	Payables	Borrowings
			(In thousands of Korean won)
Other related parties	FF Company	₩	1,934,166	-	230,698	-	1,002,931	-	38,115	-
Other related parties	SecondPlan		121,284	394,400	730	-	63,589	106,900	-	-
Other related parties	ThirdPlan		-	-	9,767	164,000	-	-	2,435	130,000
Other related parties	Studio Cuat		2,172	43,000	-	-	2,117	43,000	-	-
Other related parties	Beacon Holdings		7,613	225,000	-	-	-	-	-	-
Key management personnel	Cho Hyeong Seok		-	-	1,115,906	2,790,236	-	-	1,256,876	2,689,321
Key management personnel	Jeong Bo Ram		43,721	-	-	-	-	-	-	-
Total		₩	2,108,956	662,400	1,357,101	2,954,236	1,068,637	149,900	1,297,426	2,819,321

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024, 2023 and 2022 are as follows:

			2024
Related party	Company		Loans	Collection(*1)	Borrowings	Repayment
			(In thousands of Korean won)
Other related parties	Second Plan(*1)	₩	449,500	120,000	355,000	313,000
Other related parties	ThirdPlan		-	-	80,000	46,000
Other related parties	Studio Cuat		19,500	19,500	-	-
Other related parties	Beacon Holdings		1,365,000	1,140,000	35,000	35,000
Total		₩	1,834,000	1,279,500	470,000	394,000

(*1) Short-term borrowings and short-term loans of Korean Won 42,000 thousand were offset during the year ended December 31, 2024.

			2023
Related party	Company		Loans	Collection(*1)	Borrowings
			(In thousands of Korean won)
Other related parties	Second Plan	₩	1,136,900	1,030,000	-
Other related parties	ThirdPlan		-	-	130,000
Other related parties	Studio Cuat		43,000	-	-
Key management personnel	Cho Hyeong Seok(*2)		10,738,538	15,084,782	2,900,000
Key management personnel	Jeong Bo Ram		-	2,905,000	-
Total		₩	11,918,438	19,019,782	3,030,000

(*1) During 2023, the collection of loans related to Second Plan and Jeong Bo Ram was due to a liability transfer to Cho Hyeong Seok, with no resulting cash inflows.

(*2) During 2023, the Parent Company secured a loan of Korean Won 3,510,676 thousand from Cho Hyeong Seok. Cho Hyeong Seok then assumed obligations for loans amounting to Korean Won 7,227,862 thousand made by Play Company to third parties. Of this amount, Korean Won 2,900,000 thousand originally loaned by Play Company to Play F&B is now effectively a loan from Cho Hyeong Seok to the Group. In addition, the Parent Company received repayments of Korean Won 280,000 thousand, and an outstanding loan of Korean Won 14,804,782 thousand was offset against proceeds from the purchase of treasury share.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

			2022
Related party	Name of entity		Loans	Collection
			(In thousands of Korean won)
Key management personnel	Cho Hyeong Seok(*1)		520,050	-
Key management personnel	Jeong Bo Ram		700,000	-
Total		₩	1,220,050	-

E.	Commitments with related parties

Commitments the Group has entered into with related parties as of December 31, 2024 are as follows:

Related party	Financial institutions	Categories		Credit limit	Borrowings amount
				(In thousands of Korean won)
Key management personnel	Industrial Bank of Korea	Revolving credit(*1)	₩	2,000,000	-
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing(*2)		500,000	500,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing(*3)		1,000,000	1,000,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing(*4)		400,000	400,000
Key management personnel	Shinhan Bank	Revolving credit(*5)		500,000	-
Total			₩	4,400,000	1,900,000

(*1) The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.

(*2) The Group is provided a joint guarantee of Korean Won 458,526 thousand by the CEO of the Group.

(*3) The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.

(*4) The Group is provided a building as collateral of Korean Won 480,000 thousand for the borrowings by the key management personnel.

(*5) The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

(*6) The CEO of the Group provides a joint guarantee for the vehicle lease to Mirae Asset Securities as of December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Commitments the Group has entered into with related parties as of December 31, 2023 are as follows:

Related party	Financial institutions	Categories		Credit limit	Borrowings amount
				(In thousands of Korean won)
Key management personnel	Industrial Bank of Korea	Revolving credit(*1)	₩	2,000,000	-
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing(*2)		500,000	500,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing(*3)		1,000,000	1,000,000
Key management personnel	Shinhan Bank	Revolving credit(*4)		500,000	-
Total			₩	4,000,000	1,500,000

(*1) The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.

(*2) The Group is provided a joint guarantee of Korean Won 412,775 thousand by the CEO of the Group.

(*3) The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.

(*4) The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

F.	Key management personnel compensation

The compensation for the key management personnel for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Short-term employee benefits	₩	1,185,704	1,426,806	1,516,788
Post-employment benefits		270,695	279,982	91,773
Share-based payments		(135,095)	38,530	114,596
Total	₩	1,321,304	1,745,318	1,723,157

Compensation of the Group’s key management personnel includes salaries, non-cash benefits and contributions to a post-employment defined benefit plan and defined contribution plan.

Executive officers also participate in the Group’s share option plan.

33. Subsequent event

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Play Company Co., Ltd, through a share exchange. Upon the approval, the CEO of the Group exchanged 83,418 shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.